Exhibit 10.4
UST No.: 450
UNITED STATES DEPARTMENT OF THE TREASURY
1500 PENNSYLVANIA AVENUE, NW
WASHINGTON, D.C. 20220
Dear Ladies and Gentlemen:
     Reference is made to that certain Letter Agreement incorporating the Securities Purchase Agreement — Standard Terms dated of as of the date of this letter agreement (the “Securities Purchase Agreement”) between United States Department of Treasury (“Investor”) and the company named on the signature page hereto (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.
     Pursuant to a letter agreement dated as of April 24, 2009 (the “Original Letter Agreement”), the Company has previously issued to the Investor, and the Investor has previously purchased, certain securities of the Company.
     Notwithstanding anything to the contrary contained in the Securities Purchase Agreement, the Investor and the Company hereby agree as follows:
1.	Concurrently with the execution of this letter agreement, the Company is, among other things, issuing additional Preferred Shares to the Investor with an aggregate liquidation preference no more than the amount by which (i) 5% of the Company’s risk-weighted assets (as determined by the Investor in connection with the closing of the transactions under the Securities Purchase Agreement) exceeds (ii) the lesser of (a) 3% of the Company’s risk-weighted assets (as determined by the Investor in connection with the closing of the transactions under the Original Letter Agreement) and (b) the aggregate liquidation preference of the Preferred Shares issued to the Investor pursuant to the Original Letter Agreement.

2.	In the event the Company is concurrently herewith issuing additional Preferred Shares to the Investor pursuant to clause (ii)(a) of the Paragraph 1 of this letter agreement, then all references in the Securities Purchase Agreement with respect to the Company’s obligations to create, issue and register the Warrant Preferred Shares and Warrant shall be inapplicable and of no effect upon the Company.

3.	In the event the Company is concurrently herewith issuing additional Preferred Shares to the Investor pursuant to clause (ii)(b) of Paragraph 1 of this letter agreement, then the Warrant that the Company is concurrently herewith issuing to the Investor shall be to purchase a number of Warrant Preferred Shares (the “New Warrant Preferred Shares”) with an aggregate liquidation preference (rounded up to the nearest $1,000) equal to the difference between (i) 5% of 3% of the Company’s risk-weighted assets as most recently filed prior to the date of this letter agreement and (ii) the aggregate liquidation preference of the Warrant Preferred Shares issued prior to the date of this letter agreement; provided, however, that such Warrant shall be issued to the Investor if and only if (x) the aggregate liquidation preference of the New Warrant Preferred Shares is more than $25,000 and (y) either (A) the aggregate liquidation preference of the Preferred Shares issued to the Investor prior to the date of this letter agreement (without regard to any Warrant Shares) was less than 2.9% of the Company’s risk-weighted assets as most recently filed prior to the date of such issuance or (B) the aggregate liquidation preference of the Preferred Shares issued to the Investor prior to the date of this letter agreement (without regard to any Warrant Shares) was more than 2.9% of the risk-weighted assets as most recently filed prior to the date of such issuance and the Company made an acquisition or established a de novo bank since such date.
     This letter agreement, the Securities Purchase Agreement, the Warrant, the Certificate(s) of Designation and any other documents executed by the parties at the Closing constitute the entire agreement of the parties with respect to the subject matter hereof.
     This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
     This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered.
* * *

     In witness whereof this letter agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date written below.

UNITED STATES DEPARTMENT OF TREASURY
By:	/s/ Herbert M. Allison, Jr.
	Name:	Herbert M. Allison, Jr.
	Title:	Assistant Secretary for Financial Stability

COMPANY: BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
By:	/s/ Robert E. Farr
	Name:	Robert E. Farr
	Title:	President & CEO

Date:
UST 450 – Expansion Program Side Letter